UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2007

South Street Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-21083	56-1973261
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 West South Street Albemarle, North Carolina	28001
(Address of Principal Executive Offices)	(Zip Code)

(704) 982-9184

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

South Street Financial Corp.

Item 3.03.	Material Modification to Rights of Security Holders.

(a) On March 22, 2007, South Street Financial Corp. (the “Company”) filed amendments to its Articles of Incorporation. The first amendment authorized the creation of 500,000 shares of a new Series A Preferred stock (“Preferred Stock”). The second amendment converted all shares of common stock held by record shareholders of less than 750 shares of common stock into shares of the Series A Preferred stock on a one-for-one basis (the “Conversion”). The creation of the Preferred Stock and the Conversion became effective at 11:59 p.m. Eastern Time on March 22, 2007 (the “Effective Date”). For a period of thirty days following the Effective Date, those shareholders holding shares of Preferred Stock as a result of the Conversion will be entitled to sell such shares to the Company at $10.00 a share. The Conversion did not change the shares of any shareholder who owns 750 or more shares of common stock as of the Effective Date (or who holds any number of common stock shares in their broker’s name). Those shareholders owning 750 or more shares of the Company common stock on the Effective Date, as well as any shareholder owning shares of common stock in street name, continued to own common shares after the Conversion.

As a result of the Conversion, the Company now has fewer than 300 shareholders of record. On March 23, 2007, the Company filed a Form 15 with the Securities and Exchange Commission. This had the effect of deregistering the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminating its obligations to file reports with the Securities and Exchange Commission. South Street Financial Corp., as a non-reporting company, will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The reduction in the number of the Company’s shareholders of record means that the Company’s stock will no longer be listed on the Nasdaq Global Market. The Company believes it is likely that the stock will be listed on the Over the Counter Bulletin Board in the near future.

A copy of the Company’s press release making this announcement is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

On March 23, 2007, the Company, which is the parent holding company for Home Savings Bank of Albemarle, Inc., SSB, Albemarle, North Carolina, announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share for the quarter ending March 31, 2007. The dividend covers all classes of the Company’s stock, and will be payable on April 12, 2007 to shareholders of record at the close of business on March 30, 2007. The dividend is payable to both common shareholders as well as holders of Series A Preferred Stock.

A copy of the Company’s press release making this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

(99.1) Press Release of South Street Financial Corp., dated March 23, 2007.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STREET FINANCIAL CORP.

Date: March 23, 2007	By:	/s/ Christopher Cranford
Christopher Cranford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated March 23, 2007